Investor Relations:	Deborah Abraham Vice President, Investor Relations (212) 287-8289

FOR IMMEDIATE RELEASE

WARNACO REPORTS FOURTH QUARTER AND FISCAL 2007 RESULTS

Company Exceeds Previously Issued Fiscal 2007 Revenue & EPS Guidance

Company Provides Positive Outlook for Fiscal 2008

NEW YORK – February 26, 2008 – The Warnaco Group, Inc. (NASDAQ: WRNC) today reported results for the fourth quarter and fiscal year ended December 29, 2007.

For the fourth quarter:

•	Net revenues were $473.0 million, up 6% from the prior year quarter
•	Gross margin increased 60 basis points to 39% of net revenues from the prior year quarter
•	Income from continuing operations was $22.2 million compared to $26.4 million in the prior year quarter

For the fourth quarter, on an adjusted (non-GAAP) basis (excluding businesses expected to be discontinued in fiscal 2008, pension income, certain tax related items and restructuring expenses):

•	Net revenues were $467.1 million, up 7% from the prior year quarter
•	Gross margin increased 300 basis points to 42% of net revenues from the prior year quarter
•	Income from continuing operations was $19.8 million compared to $21.6 million in the prior year quarter

For the year:

•	Net revenues were $1.9 billion, up 12% from the prior year
•	Gross margin increased 190 basis points to 40% of net revenues from the prior year
•	Operating income increased 15% to $137.0 million and operating margin increased 20 basis points to 7% of net revenues
•	Income per diluted share from continuing operations was $1.78 compared to $1.41 in the prior year

For the year, on an adjusted (non-GAAP) basis (excluding businesses expected to be discontinued in fiscal 2008, pension income, certain tax related items and restructuring expenses):

•	Net revenues were $1.8 billion, up 13% over the prior year
•	Gross margin increased 330 basis points to 42% of net revenues from the prior year
•	Operating income increased 42% to $167.4 million and operating margin increased 190 basis points to over 9% of net revenues
•	Income per diluted share from continuing operations increased 63% to $2.26 compared to $1.39 in the prior year

The Company believes it is valuable for users of the Company’s financial statements to be made aware of the adjusted financial information, as such measures are used by management to evaluate the operating performance of the Company’s continuing businesses on a comparable basis.

The accompanying tables provide a reconciliation of actual results to the adjusted results.

Joe Gromek, Warnaco’s President and Chief Executive Officer, commented, “We delivered strong results throughout fiscal 2007. Not only did we achieve significant revenue and earnings per share growth during the year, we also strategically positioned the Company to maximize our global growth opportunities in 2008 and beyond. In particular, we believe that our efforts to rationalize our portfolio will allow us to focus resources on our higher margin businesses, and capitalize on expansion opportunities on a global basis. We believe this is most apparent in our Calvin Klein businesses, where we have added categories and channels (including new direct to consumer initiatives) to our existing portfolio to support our continued growth.”

Mr. Gromek concluded, “We are off to a good start in 2008, and while no one is immune to macroeconomic trends, we believe our global business model and channel diversity will continue to differentiate us from our industry peers and will enable us to drive profitable growth and advance shareholder value in the near and long term.”

Fourth Quarter Highlights

Total Company

Net revenues rose 6% to $473.0 million from $447.6 million in the prior year period. Gross margin increased 60 basis points to 39% of net revenues, and selling, general and administrative expenses (“SG&A”) as a percentage of net revenues rose to 35% from 30% in the prior year quarter. SG&A includes approximately $3.4 million and $1.9 million of expense related to restructuring and certain businesses to be discontinued in fiscal 2008, respectively. Operating income was $26.1 million compared to $40.1 million in the prior year quarter.

On an adjusted basis, as detailed in the accompanying tables, net revenues rose 7% to $467.1 million from $437.2 million in the prior year period and gross margin increased 300 basis points to 42% of net revenues compared to the prior year quarter. SG&A, as a percentage of net revenues, rose to 34% from 30% in the prior year quarter, driven by the mix in business (favoring international and direct to consumer) as well as an incremental $4.8 million in marketing expense. Operating income decreased to $34.0 million from $37.4 million in the fourth quarter of fiscal 2006.

Income from continuing operations was $22.2 million, or $0.48 per diluted share, compared to $26.4 million, or $0.57 per diluted share, in the prior year period and includes pre-tax expense related to restructuring and pre-tax losses related to certain businesses to be discontinued in 2008 of $14.7 million and $1.0 million, respectively. Net income was $0.49 per diluted share compared to $0.41 per diluted share in the fourth quarter of fiscal 2006.

On an adjusted basis, as detailed in the accompanying tables, income from continuing operations was $19.8 million, or $0.43 per diluted share, compared to $21.6 million, or $0.47 per diluted share, in the prior year quarter. Net income, which includes the effects of discontinued operations, was $0.42 per diluted share compared to $0.32 per diluted share in the prior year quarter.

The provision for income taxes was a credit of $3.8 million, primarily related to the calculation of the Company’s annualized tax rate and a benefit due to the release of valuation allowances related to the Company’s ability to recognize the benefit of certain deferred tax assets. On an adjusted basis, as detailed in the accompanying tables, the provision for income taxes was $6.6 million, or an effective tax rate of 25%, compared to $6.6 million, or an effective tax rate of 23%, for the prior year quarter. The Company expects that its effective tax rate for 2008 will be in the range of 25%-27%.

The translation of foreign currencies, primarily as a result of a stronger euro and Canadian dollar, increased fourth quarter 2007 net revenues and operating income by approximately $19.8 million and $3.1 million, respectively, compared to the fourth quarter of fiscal 2006.

Segment Results

The following segment results are as reported and have not been adjusted.

•	Sportswear

Sportswear Group revenues increased 10% to $245.7 million from $223.3 million in the prior year quarter, driven by significant revenue growth in the Company’s global Calvin Klein jeans business offset by modest declines in Chaps revenues. Operating income was $16.6 million, or 7% of Sportswear Group net revenues, compared to $18.2 million, or 8% of Sportswear Group revenues, in the prior year quarter. Increased selling cost related to the retail expansion of Calvin Klein jeans, $4.5 million of incremental marketing expense and a timing shift in the sales of certain higher margin sportswear businesses adversely affected quarterly results.

•	Intimate Apparel

Intimate Apparel Group revenues rose 16% to $177.6 million from $153.5 million in the prior year quarter and operating income was $29.8 million, or 17% of Intimate Apparel Group net revenues compared to $26.7 million, or 17% of Intimate Apparel Group net revenues, in the prior year quarter. Strong global growth in the Calvin Klein Underwear wholesale and retail businesses drove the gains in both revenues and operating income. Increased expenses associated with the Company’s retail expansion and $1.1 million of restructuring expense adversely affected fourth quarter operating margins.

•	Swimwear

Swimwear Group revenues were $49.7 million compared to $70.8 million in the prior year quarter, due largely to lower than anticipated membership club sales. The Swimwear Group’s operating loss was $17.9 million compared to operating income of $7.4 million in the prior year quarter. Operating results include approximately $14.0 million of restructuring expense associated with the Company’s previously announced exit from its designer swim businesses (excluding Calvin Klein) and $6.0 million of one-time items directly related to the Company’s exit from owned manufacturing.

Fiscal 2007 Highlights

Net revenues rose 12% to $1.9 billion from $1.7 billion in the prior year. Gross margin increased 190 basis points to 40% of net revenues. SG&A, as a percentage of net revenues, rose to 33% from 31% in the prior year. SG&A includes $11.1 million and $8.2 million, respectively, of expense related to restructuring and certain businesses to be discontinued in fiscal 2008. Operating income increased to $137.0 million, or 7% of net revenues, from $119.0 million, or 7% of net revenues, in the prior year.

On an adjusted basis, as detailed in the accompanying tables, net revenues rose 13% to $1.8 billion from $1.6 billion in the prior year and gross margin increased 330 basis points to 42% of net revenues compared to the prior year. SG&A expenses, as a percentage of net revenues, rose to 32% from 31% in the prior year, driven by the mix in business (favoring international and direct to consumer), as well as an incremental $9.8 million in marketing expense. Operating income increased to $167.4 million, or 9% of net revenues, from $117.5 million, or 7% of net revenues, in fiscal 2006.

Income from continuing operations was $82.9 million, or $1.78 per diluted share, compared to $66.2 million, or $1.41 per diluted share, in the prior year and includes pre-tax expense related to restructuring and pre-tax losses related to certain businesses to be discontinued in 2008 of $32.6 million and $6.7 million, respectively. Net income was $1.70 per diluted share compared to $1.08 in fiscal 2006.

On an adjusted basis, as detailed in the accompanying tables, income from continuing operations was $105.5 million, or $2.26 per diluted share, compared to $65.1 million, or $1.39 per diluted share, in the prior year and net income was $2.04 per diluted share compared to $1.05 per diluted share in fiscal 2006.

The translation of foreign currencies, primarily as a result of a stronger euro and Canadian dollar, increased fiscal 2007 net revenues and operating income by approximately $52.4 million and $8.6 million, respectively, compared to fiscal 2006.

Balance Sheet

Cash and cash equivalents at December 29, 2007 were $191.9 million compared to $167.0 million at December 30, 2006. During the fourth quarter the Company used approximately $25.0 million to repurchase approximately 634,000 shares of its common stock under its share repurchase plans and used approximately $20.0 million to reduce debt. For the year, the Company repurchased 1.5 million shares of its common stock at an aggregate cost of approximately $55.0 million and used approximately $79.0 million to reduce debt.

Inventories were $332.7 million at December 29, 2007, an 18% decline, compared to $407.6 million at December 30, 2006, primarily as a result of discontinued operations. On a comparable basis, excluding inventories related to discontinued businesses and businesses to be discontinued in 2008, inventories were down 1% while adjusted 2007 revenues rose 13%.

Fiscal 2008 Outlook

For fiscal 2008, on an adjusted basis (excluding restructuring expenses), the Company expects net revenues to grow 7% – 9% over comparable fiscal 2007 levels and expects diluted earnings per share from continuing operations in the range of $2.50 – $2.60 (assuming minimal pension expense).

The accompanying tables provide a reconciliation of expected revenue growth and expected diluted earnings per share from continuing operations, on a GAAP basis (7% – 9% and $2.18 – $2.25 per diluted share (assuming minimal pension expense), respectively), to the adjusted fiscal 2008 outlook above.

Conference Call Information

Stockholders and other persons are invited to listen to the fourth quarter and fiscal 2007 earnings conference call scheduled for today, Tuesday, February 26, 2008, at 5:00 p.m. EST. To participate in Warnaco’s conference call, dial (877) 692-2592 approximately five minutes prior to the 5:00 p.m. start time. The call will also be broadcast live over the Internet at www.warnaco.com. An online archive will be available following the call.

This press release was furnished to the SEC (www.sec.gov) and may also be accessed through the Company’s internet website: www.warnaco.com.

ABOUT WARNACO

The Warnaco Group, Inc., headquartered in New York, is a leading apparel company engaged in the business of designing, sourcing, marketing and selling intimate apparel, menswear, jeanswear, swimwear, men’s and women’s sportswear and accessories under such owned and licensed brands as Warner’s®, Olga®, Body Nancy Ganz®, and Speedo®, as well as Chaps® sportswear and denim, and Calvin Klein® men’s and women’s underwear, men’s and women’s bridge apparel and accessories, men’s and women’s jeans and jeans accessories, junior women’s and children’s jeans and men’s and women’s swimwear.

FORWARD-LOOKING STATEMENTS

The Warnaco Group, Inc. notes that this press release, the conference call scheduled for February 26, 2008 and certain other written, electronic and oral disclosure made by the Company from time to time, may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties and reflect, when made, the Company’s estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “may,” “project,” “scheduled to,” “seek,” “should,” “will be,” “will continue,” “will likely result,” or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.

The following factors, among others and in addition to those described in the Company’s reports filed with the SEC (including, without limitation, those described under the headings “Risk Factors” and “Statement Regarding Forward-Looking Disclosure,” as such disclosure may be modified or supplemented from time to time), could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by it: the Company’s ability to execute its repositioning and sale initiatives (including achieving enhanced productivity and profitability) announced on September 18, 2007; economic conditions that affect the apparel industry; the Company’s failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry; declining sales resulting from increased competition in the Company’s markets; increases in the prices of raw materials; events which result in difficulty in procuring or producing the Company’s products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company’s ability to protect its intellectual property or the costs incurred by the Company related thereto; the risk of product safety issues, defects or other production problems associated with our products; the Company’s dependence on a limited number of customers; the effects of consolidation in the retail sector; the Company’s dependence on license agreements with third parties; the Company’s dependence on the reputation of its brand names, including, in particular, Calvin Klein; the Company’s exposure to conditions in overseas markets in connection with the Company’s foreign operations and the sourcing of products from foreign third-party vendors; the Company’s foreign currency exposure; the Company’s history of insufficient disclosure controls and procedures and internal controls and restated financial statements; unanticipated future internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the effects of fluctuations in the value of investments of the Company’s pension plan; the sufficiency of cash to fund operations, including capital expenditures; the Company’s ability to service its indebtedness, the effect of changes in interest rates on the Company’s indebtedness that is subject to floating interest rates and the limitations imposed on the Company’s operating and financial flexibility by the agreements governing the Company’s indebtedness; the Company’s dependence on its senior management team and other key personnel; the Company’s reliance on information technology; the limitations on purchases under the Company’s share repurchase program contained in the Company’s debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the Company’s inability to achieve its strategic objectives, including gross margin, SG&A and operating profit goals, as a result of one or more of the factors described above or otherwise; the failure of acquired businesses to generate expected levels of revenues; the failure of the Company to successfully integrate such businesses with its existing businesses (and as a result, not achieving all or a substantial portion of the anticipated benefits of such acquisitions); and such acquired businesses being adversely affected, including by one or more of the factors described above and thereby failing to achieve anticipated revenues and earnings growth.

The Company encourages investors to read the section entitled “Risk Factors” and the discussion of the Company’s critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Discussion of Critical Accounting Policies” included in the Company’s Annual Report on Form 10-K, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company’s ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule 1

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Dollars in thousands, excluding per share amounts)

(Unaudited)

	As Reported Fourth Quarter of Fiscal 2007	Discontinued Operations (b)	Restructuring Charges and Pension (c)	Taxation (d)	As Adjusted Fourth Quarter of Fiscal 2007 (e)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$472,955	$(5,842)	$—	$—	$467,113
Cost of goods sold	286,561	(4,933)	(11,328)		270,300
Gross profit	186,394	(909)	11,328	—	196,813
Selling, general and administrative expenses	164,989	(1,872)	(3,401)		159,716
Amortization of intangible assets	3,120				3,120
Pension income	(7,800)		7,800		—
Operating income	26,085	963	6,929	—	33,977
Other expense	(600)				(600)
Interest expense	9,735				9,735
Interest income	(1,473)				(1,473)
Income from continuing operations before provision for income taxes	18,423	963	6,929	—	26,315
Provision for income taxes	(3,805)	—		10,357	6,552
Income from continuing operations	22,228	963	6,929	(10,357)	19,763
Loss from discontinued operations, net of taxes	714 (a)	(963)			(249)
Net income	$22,942	$—	$6,929	$(10,357)	$19,514
Basic income per common share:
Income from continuing operations	$0.50	$0.02	$0.15	$(0.23)	$0.44
Loss from discontinued operations	0.01	(0.02)	—	—	—
Net income	$0.51	$—	$0.15	$(0.23)	$0.44
Diluted income per common share:
Income from continuing operations	$0.48	$0.02	$0.15	$(0.22)	$0.43
Loss from discontinued operations	0.01	(0.02)	—	—	(0.01)
Net income	$0.49	$—	$0.15	$(0.22)	$0.42
Weighted average number of shares outstanding used in computing income per common share:
Basic	44,751,397	44,751,397	44,751,397	44,751,397	44,751,397
Diluted	46,430,923	46,430,923	46,430,923	46,430,923	46,430,923
(a)

Includes, among other previously reported items, operations related to certain designer swimwear brands including Anne Cole, Catalina, Cole of California and Ocean Pacific, as well as the Company’s Lejaby businesses, which have been classified as discontinued operations as of December 29, 2007.

(b)

Reflects adjustments to classify the Company’s remaining designer swimwear brands (excluding Calvin Klein) as discontinued operations. These remaining designer swimwear brands (excluding Calvin Klein) are expected to be classified as discontinued operations in fiscal 2008. The adjustments seek to present the Company’s consolidated condensed statements of operations on a continuing basis assuming all the Company’s designer swimwear businesses (excluding Calvin Klein) were classified as discontinued operations as of December 29, 2007. Amounts include restructuring charges of $672. See notes (c) and (e) below.

(c)

Includes restructuring charges for the fourth quarter of fiscal 2007 primarily related to the disposition of the Company’s manufacturing facilities in Mexico and the rationalization of the Company’s swimwear workforce in California.

This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges or pension income. See note (e) below.

(d)

Adjustment to reflect the Company’s consolidated condensed statement of operations at a normalized tax rate of 24.9%. The Company’s normalized tax rate of 24.9% excludes the effects of operations expected to be discontinued in fiscal 2008, restructuring charges, pension income and certain tax related items (including the effect of the Company’s release of valuation allowances and the effect of uncertain tax positions taken by the Company associated with the application of FIN 48). See note (e) below.

(e)

The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 1a

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Dollars in thousands, excluding per share amounts)

(Unaudited)

	As Reported Fourth Quarter of Fiscal 2006		Discontinued Operations (b)	Restructuring Charges and Pension (c)	Taxation (d)	As Adjusted Fourth Quarter of Fiscal 2006 (e)
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$447,614		$(10,373)	$—	$—	$437,241
Cost of goods sold	274,090		(7,837)	—		266,253
Gross profit	173,524		(2,536)	—	—	170,988
Selling, general and administrative expenses	133,024		(1,682)	(311)		131,031
Amortization of intangible assets	2,531		—			2,531
Pension income	(2,107)		—	2,107		—
Operating income	40,076		(854)	(1,796)	—	37,426
Other income	185		—			185
Interest expense	9,952		—			9,952
Interest income	(919)		—			(919)
Income from continuing operations before provision for income taxes	30,858		(854)	(1,796)	—	28,208
Provision for income taxes	4,429		—	—	2,132	6,561
Income from continuing operations	26,429		(854)	(1,796)	(2,132)	21,647
Loss from discontinued operations, net of taxes	(7,544	) (a)	854			(6,690)
Net income	$18,885		$—	$(1,796)	$(2,132)	$14,957
Basic income per common share:
Income from continuing operations	$0.59		$(0.02)	$(0.04)	$(0.05)	$0.48
Loss from discontinued operations	(0.17)		0.02	—	—	(0.15)
Net income	$0.42		$—	$(0.04)	$(0.05)	$0.33
Diluted income per common share:
Income from continuing operations	$0.57		$(0.02)	$(0.04)	$(0.05)	$0.47
Loss from discontinued operations	(0.16)		0.02	—	—	(0.15)
Net income	$0.41		$—	$(0.04)	$(0.05)	$0.32
Weighted average number of shares outstanding used in computing income per common share:
Basic	45,044,744		45,044,744	45,044,744	45,044,744	45,044,744
Diluted	46,055,486		46,055,486	46,055,486	46,055,486	46,055,486
(a)

Includes, among other previously reported items, operations related to certain designer swimwear brands including Anne Cole, Catalina, Cole of California and Ocean Pacific, as well as the Company’s Lejaby businesses, which have been classified as discontinued operations as of December 29, 2007.

(b)

Reflects adjustments to classify the Company’s remaining designer swimwear brands (excluding Calvin Klein) as discontinued operations. These remaining designer swimwear brands (excluding Calvin Klein) are expected to be classified as discontinued operations in fiscal 2008. The adjustments seek to present the Company’s consolidated condensed statements of operations on a continuing basis assuming all the Company’s designer swimwear businesses (excluding Calvin Klein) were classified as discontinued operations as of December 29, 2007. See note (e) below.

(c)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges or pension income. See note (e) below.
(d)	Adjustment to reflect the Company’s consolidated condensed statement of operations on a continuing basis at the reported tax rate of 23.3% for fiscal 2006. See note (e) below.
(e)

The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 2

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Dollars in thousands, excluding per share amounts)

(Unaudited)

	As Reported Fiscal Year Ended December 29, 2007		Discontinued Operations (b)	Restructuring Charges and Pension (c)	Taxation (d)	As Adjusted Fiscal Year Ended December 29, 2007 (e)
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$1,860,120		$(38,088)	$—	$—	$1,822,032
Cost of goods sold	1,108,315		(36,587)	(21,561)		1,050,167
Gross profit	751,805		(1,501)	21,561	—	771,865
Selling, general and administrative expenses	610,516		(8,166)	(11,086)		591,264
Amortization of intangible assets	13,167		—			13,167
Pension income	(8,838)		—	8,838		—
Operating income	136,960		6,665	23,809	—	167,434
Other income	(7,063)		—			(7,063)
Interest expense, net	37,718		—			37,718
Interest income	(3,766)		—			(3,766)
Income from continuing operations before provision for income taxes	110,071		6,665	23,809	—	140,545
Provision for income taxes	27,162				7,834	34,996
Income from continuing operations	82,909		6,665	23,809	(7,834)	105,549
Loss from discontinued operations, net of taxes	(3,802	)(a)	(6,665)			(10,467)
Net income	$79,107		$—	$23,809	$(7,834)	$95,082
Basic income per common share:
Income from continuing operations	$1.85		$0.15	$0.53	$(0.17)	$2.35
Loss from discontinued operations	(0.09)		(0.15)	—	—	(0.23)
Net income	$1.76		$—	$0.53	$(0.17)	$2.12
Diluted income per common share:
Income from continuing operations	$1.78		$0.14	$0.51	$(0.17)	$2.26
Loss from discontinued operations	(0.08)		(0.14)	—	—	(0.22)
Net income	$1.70		$—	$0.51	$(0.17)	$2.04
Weighted average number of shares outstanding used in computing income per common share:
Basic	44,908,028		44,908,028	44,908,028	44,908,028	44,908,028
Diluted	46,618,307		46,618,307	46,618,307	46,618,307	46,618,307
(a)

Includes, among other previously reported items, operations related to certain designer swimwear brands including Anne Cole, Catalina, Cole of California and Ocean Pacific, as well as the Company’s Lejaby businesses, which have been classified as discontinued operations as of December 29, 2007.

(b)

Reflects adjustments to classify the Company’s remaining designer swimwear brands (excluding Calvin Klein) as discontinued operations. These remaining designer swimwear brands (excluding Calvin Klein) are expected to be classified as discontinued operations in fiscal 2008. The adjustments seek to present the Company’s consolidated condensed statements of operations on a continuing basis assuming all the Company’s designer swimwear businesses (excluding Calvin Klein) were classified as discontinued operations as of December 29, 2007. Amounts include restructuring charges of $3,981. See notes (c) and (e) below.

(c)

Includes restructuring charges primarily related to the disposition of the Company’s manufacturing facilities in Canada and Mexico and the rationalization of the Company’s swimwear workforce in California. This adjustment seeks to present the Company’s consolidated condensed statement of operation on a continuing basis without the effects of restructuring charges and pension income. See note (e) below.

(d)

Adjustment to reflect the Company’s consolidated condensed statement of operations at a normalized tax rate of 24.9%. The Company’s normalized tax rate of 24.9% excludes the effects of operations expected to be discontinued in fiscal 2008, restructuring charges, pension income and certain tax related items (including the effect of the Company’s release of valuation allowances and the effect of uncertain tax positions taken by the Company associated with the application of FIN 48). See note (e) below.

(e)

The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 2a

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Dollars in thousands, excluding per share amounts)

(Unaudited)

	As Reported Fiscal Year Ended December 30, 2006		Discontinued Operations (b)	Restructuring Charges and Pension (c)	Taxation (d)	As Adjusted Fiscal Year Ended December 30, 2006 (e)
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$1,655,268		$(44,068)	$—	$—	$1,611,200
Cost of goods sold	1,018,228		(36,295)			981,933
Gross profit	637,040		(7,773)	—	—	629,267
Selling, general and administrative expenses	508,129		(8,263)	(411)		499,455
Amortization of intangible assets	12,269		—			12,269
Pension income	(2,356)		—	2,356		—
Operating income	118,998		490	(1,945)	—	117,543
Other income	(2,934)		—			(2,934)
Interest expense	38,530		—			38,530
Interest income	(2,903)		—			(2,903)
Income from continuing operations before provision for income taxes	86,305		490	(1,945)	—	84,850
Provision for income taxes	20,073		—	—	(338)	19,735
Income from continuing operations	66,232		490	(1,945)	338	65,115
Loss from discontinued operations, net of taxes	(15,482	)(a)	(490)			(15,972)
Net income	$50,750		$—	$(1,945)	$338	$49,143
Basic income per common share:
Income from continuing operations	$1.45		$0.01	$(0.04)	$0.01	$1.42
Loss from discontinued operations	(0.34)		(0.01)	—	—	(0.35)
Net income	$1.11		$—	$(0.04)	$0.01	$1.07
Diluted income per common share:
Income from continuing operations	$1.41		$0.01	$(0.04)	$0.01	$1.39
Loss from discontinued operations	(0.33)		(0.01)	—	—	(0.34)
Net income	$1.08		$—	$(0.04)	$0.01	$1.05
Weighted average number of shares outstanding used in computing income per common share:
Basic	45,719,910		45,719,910	45,719,910	45,719,910	45,719,910
Diluted	46,882,399		46,882,399	46,882,399	46,882,399	46,882,399
(a)

Includes, among other previously reported items, operations related to certain designer swimwear brands including Anne Cole, Catalina, Cole of California and Ocean Pacific, as well as the Company’s Lejaby businesses, which have been classified as discontinued operations as of December 29, 2007.

(b)

Reflects adjustments to classify the Company’s remaining designer swimwear brands (excluding Calvin Klein) as discontinued operations. These remaining designer swimwear brands (excluding Calvin Klein) are expected to be classified as discontinued operations in fiscal 2008. The adjustments seek to present the Company’s consolidated condensed statements of operations on a continuing basis assuming all the Company’s designer swimwear businesses (excluding Calvin Klein) were classified as discontinued operations as of December 29, 2007. See note (e) below.

(c)	This adjustment seeks to present the Company’s consolidated condensed statement of operation on a continuing basis without the effects of restructuring charges or pension income. See note (e) below.
(d)	Adjustment to reflect the Company’s consolidated condensed statement of operations on a continuing basis at the reported tax rate of 23.3% for fiscal 2006. See note (e) below.
(e)

The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 3

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	December 29, 2007	December 30, 2006
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$191,918	$166,990
Accounts receivable, net	267,450	294,993
Assets held for sale	—	669
Inventories	332,652	407,617
Assets of discontinued operations (a)	67,931	5,657
Other current assets	133,211	72,274
Total current assets	993,162	948,200
Property, plant and equipment, net	111,916	122,628
Intangible and other assets	501,425	610,147
TOTAL ASSETS	$1,606,503	$1,680,975
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$56,115	$108,739
Accounts payable and accrued liabilities	296,492	337,863
Accrued income taxes payable	9,978	40,194
Liabilities of discontinued operations (b)	42,566	7,527
Total current liabilities	405,151	494,323
Long-term debt	310,500	332,458
Other long-term liabilities	117,956	171,280
Total stockholders’ equity	772,896	682,914
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,606,503	$1,680,975

(a) Assets of discontinued operations include the following:
	December 29, 2007	December 30, 2006

Accounts receivable, net	$21,487	$3,428
Inventories	28,167	217
Other current assets	6,741	1,831
Property, plant and equipment, net	3,001	181
Intangible and other assets	8,535	—
Assets of discontinued operations	$67,931	$5,657

(b) Liabilities of discontinued operations include the following:
	December 29, 2007	December 30, 2006

Accounts payable	$14,867	$3,315
Accrued liabilities	21,693	4,212
Other long-term liabilities	6,006	—
Liabilities of discontinued operations	$42,566	$7,527

Schedule 4

THE WARNACO GROUP, INC.

NET REVENUES AND OPERATING INCOME BY BUSINESS GROUP

(Dollars in thousands)

(Unaudited)

	Fourth Quarter of Fiscal 2007	Fourth Quarter of Fiscal 2006	Increase / (Decrease)	% Change
Net revenues:
Sportswear Group	$245,729	$223,330	$22,399	10.0%
Intimate Apparel Group	177,575	153,513	24,062	15.7%
Swimwear Group (a)	49,651	70,771	(21,120)	-29.8%
Net revenues	$472,955	$447,614	$25,341	5.7%

	Fourth Quarter of Fiscal 2007	% of Group Net Revenues	Fourth Quarter of Fiscal 2006	% of Group Net Revenues
Operating income (loss):
Sportswear Group (b)	$16,557	6.7%	$18,215	8.2%
Intimate Apparel Group (b), (c)	29,795	16.8%	26,732	17.4%
Swimwear Group (b), (c), (d)	(17,864)	-36.0%	7,367	10.4%
Unallocated corporate expenses (c)	(2,403)	na	(12,238)	na
Operating income	$26,085	na	$40,076	na

Operating income as a percentage of total net revenues	5.5%		9.0%

(a) Includes $5,842 and $10,373, respectively, for the fourth quarter of fiscal 2007 and for the fourth quarter of fiscal 2006, related to the remaining designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008.

(b) Includes an allocation of shared services expenses as follows:

	Fourth Quarter of Fiscal 2007	Fourth Quarter of Fiscal 2006
Sportswear Group	$5,273	$5,342
Intimate Apparel Group	$4,062	$3,388
Swimwear Group	$5,185	$4,124

(c) Includes restructuring charges as follows:

	Fourth Quarter of Fiscal 2007		Fourth Quarter of Fiscal 2006
Sportswear Group	$—		$—
Intimate Apparel Group	1,099		—
Swimwear Group	14,001	(i)	—
Unallocated corporate expenses	301		311
	$15,401		$311
(i)	Includes $672 related to brands the Company intends to classify as discontinued operations in fiscal 2008.

(d) Includes losses of $963 and $854, respectively, for the fourth quarter of fiscal 2007 and fourth quarter of fiscal 2006 related to the remaining designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008.

Schedule 5

THE WARNACO GROUP, INC.

NET REVENUES AND OPERATING INCOME BY BUSINESS GROUP

(Dollars in thousands)

(Unaudited)

Net revenues:	Fiscal Year Ended December 29, 2007	Fiscal Year Ended December 30, 2006	Increase / (Decrease)	% Change
Sportswear Group	$939,147	$791,634	$147,513	18.6%
Intimate Apparel Group	629,433	545,149	84,284	15.5%
Swimwear Group (a)	291,540	318,485	(26,945)	-8.5%
Net revenues	$1,860,120	$1,655,268	$204,852	12.4%

	Fiscal Year Ended December 29, 2007	% of Group Net Revenues	Fiscal Year Ended December 30, 2006	% of Group Net Revenues
Operating income (loss):
Sportswear Group (b), (c)	$99,182	10.6%	$60,141	7.6%
Intimate Apparel Group (b), (c)	109,219	17.4%	79,315	14.5%
Swimwear Group (b), (c), (d)	(33,341)	-11.4%	17,287	5.4%
Unallocated corporate expenses	(38,100)	na	(37,745)	na
Operating income	$136,960	na	$118,998	na
Operating income as a percentage of total net revenues	7.4%		7.2%
(a)

Includes $38,088 and $44,068 for fiscal 2007 and fiscal 2006, respectively, related to the remaining designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008.

(b)	Includes an allocation of shared services expenses as follows:

	Fiscal Year Ended December 29, 2007	Fiscal Year Ended December 30, 2006
Sportswear Group	$21,092	$21,855
Intimate Apparel Group	$16,240	$13,888
Swimwear Group	$21,776	$16,425

(c)	Includes restructuring charges as follows:

	Fiscal Year Ended December 29, 2007	Fiscal Year Ended December 30, 2006
Sportswear Group	$119	$—
Intimate Apparel Group	2,142	—
Swimwear Group (i)	34,089	—
Unallocated corporate expenses	278	411
	$36,628	$411
(i)	Includes $3,981 related to brands the Company intends to classify as discontinued operations in fiscal 2008.
(d)

Includes losses of $6,665 and $490, respectively, for fiscal 2007 and fiscal 2006 related to the remaining designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008.

Schedule 6

THE WARNACO GROUP, INC.

NET REVENUES AND OPERATING INCOME BY REGION & CHANNEL

(Dollars in thousands)

(Unaudited)

By Region:

	Net Revenues
	Fourth Quarter of Fiscal 2007	Fourth Quarter of Fiscal 2006	Increase	% Change
United States	$224,588	$259,288	$(34,700)	-13.4%
Europe	125,865	93,525	32,340	34.6%
Asia	68,507	52,313	16,194	31.0%
Canada	32,241	23,861	8,380	35.1%
Mexico, Central and South America	21,754	18,627	3,127	16.8%
Total (a)	$472,955	$447,614	$25,341	5.7%
(a)

For the fourth quarter of fiscal 2007 and fourth quarter of fiscal 2006, includes domestic net revenues of $4,941 and $9,839, respectively, related to the remaining designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008. For the fourth quarter of fiscal 2007and fourth quarter of fiscal 2006, includes foreign net revenues of $901 and $534, respectively, related to the remaining designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008.

	Operating Income
	Fourth Quarter of Fiscal 2007	Fourth Quarter of Fiscal 2006	Increase / (Decrease)	% Change
United States	$(7,937)	$28,680	$(36,617)	-127.7%
Europe	15,073	6,623	8,450	127.6%
Asia	9,144	8,411	733	8.7%
Canada	8,529	5,998	2,531	42.2%
Mexico, Central and South America	3,679	2,602	1,077	41.4%
Unallocated corporate expenses	(2,403)	(12,238)	9,835	-80.4%
Total (a)	$26,085	$40,076	$(13,991)	-34.9%
(a)

For the fourth quarter of fiscal 2007 and fourth quarter of fiscal 2006, includes domestic operating losses (income) of $1,296 and $(1,020), respectively, related to the remaining designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008. For the fourth quarter of fiscal 2007 and fourth quarter of fiscal 2006, includes foreign operating losses (income) of $(332) and $166, respectively, related to the remaining designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008.

By Channel:

	Net Revenues
	Fourth Quarter of Fiscal 2007	Fourth Quarter of Fiscal 2006	Increase	% Change
Wholesale	$375,094	$371,539	$3,555	1.0%
Retail	97,861	76,075	21,786	28.6%
Total	$472,955	$447,614	$25,341	5.7%

	Operating Income
	Fourth Quarter of Fiscal 2007	Fourth Quarter of Fiscal 2006	Increase / (Decrease)	% Change
Wholesale	$14,520	$41,421	$(26,901)	-64.9%
Retail	13,968	10,893	3,075	28.2%
Unallocated corporate expenses	(2,403)	(12,238)	9,835	-80.4%
Total	$26,085	$40,076	$(13,991)	-34.9%

Schedule 7

THE WARNACO GROUP, INC.

NET REVENUES AND OPERATING INCOME BY REGION & CHANNEL

(Dollars in thousands)

(Unaudited)

By Region:	Net Revenues
	Fiscal Year Ended December 29, 2007	Fiscal Year Ended December 30, 2006	Increase	% Change
United States	$961,716	$973,042	$(11,326)	-1.2%
Europe	471,706	329,950	141,756	43.0%
Asia	249,680	191,756	57,924	30.2%
Canada	106,199	95,085	11,114	11.7%
Mexico, Central and South America	70,819	65,435	5,384	8.2%
Total (a)	$1,860,120	$1,655,268	$204,852	12.4%

(a) For fiscal 2007 and fiscal 2006 includes domestic net revenues of $34,563 and $41,139, respectively, related to the remaining designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008.

For fiscal 2007 and fiscal 2006 includes foreign net revenues of $3,525 and $2,929, respectively, related to the remaining designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008.

	Operating Income
	Fiscal Year Ended December 29, 2007	Fiscal Year Ended December 30, 2006	Increase / (Decrease)	% Change
United States	$32,520	$59,397	$(26,877)	-45.2%
Europe	73,971	33,202	40,769	122.8%
Asia	34,277	31,380	2,897	9.2%
Canada	22,585	22,658	(73)	-0.3%
Mexico, Central and South America	11,707	10,095	1,612	16.0%
Unallocated corporate expenses	(38,100)	(37,734)	(366)	1.0%
Total (a)	$136,960	$118,998	$17,962	15.1%

(a) For fiscal 2007 and fiscal 2006 includes domestic operating losses of $7,780 and $810, respectively, related to the remaining designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008.

For fiscal 2007 and fiscal 2006 includes foreign operating income of $1,116 and $320, respectively, related to the remaining designer brands (excluding Calvin Klein) which the Company intends to classify as discontinued operations in fiscal 2008.

By Channel:	Net Revenues
	Fiscal Year Ended December 29, 2007	Fiscal Year Ended December 30, 2006	Increase	% Change
Wholesale	$1,522,678	$1,408,344	$114,334	8.1%
Retail	337,442	246,924	90,518	36.7%
Total	$1,860,120	$1,655,268	$204,852	12.4%

	Operating Income
	Fiscal Year Ended December 29, 2007	Fiscal Year Ended December 30, 2006	Increase / (Decrease)	% Change
Wholesale	$123,856	$120,793	$3,063	2.5%
Retail	51,204	35,950	15,254	42.4%
Unallocated corporate expenses	(38,100)	(37,745)	(355)	0.9%
Total	$136,960	$118,998	$17,962	15.1%

Schedule 8

THE WARNACO GROUP, INC.

SUPPLEMENTAL SCHEDULE – DISCONTINUED BRANDS

(Dollars in thousands)

(Unaudited)

The following table is presented for informational purposes only and summarizes the net revenues and operating income of the businesses for each quarter of 2007 that have been classified as discontinued operations as of December 29, 2007 as well as the businesses the Company intends to classify as discontinued operations in fiscal 2008:

	First Quarter 2007		Second Quarter 2007
	Net Revenues	Operating Income (loss)	Net Revenues	Operating Income (loss)
Discontinued Operations:
Discontinued during fiscal 2006 (a)
Intimate Apparel	$55	$154	$35	$45
Swimwear	7,429	(552)	2,882	363
Discontinued during the 3rd quarter of fiscal 2007 (b)
Intimate Apparel	37,607	5,246	21,021	(731)
Swimwear	23,727	3,382	17,890	(2,786)
Expected to be discontinued during fiscal 2008 (c)
Swimwear	16,606	3,310	13,500	(3,354)

	Third Quarter 2007		Fourth Quarter 2007
	Net Revenues	Operating Income (loss)	Net Revenues	Operating Income (loss)
Discontinued Operations:
Discontinued during fiscal 2006 (a)
Intimate Apparel	$9	$11	$97	$117
Swimwear	570	(3,057)	333	(52)
Discontinued during the 3rd quarter of fiscal 2007 (b)
Intimate Apparel	23,953	329	27,641	1,368
Swimwear	2,094	(6,767)	5,047	(1,772)
Expected to be discontinued during fiscal 2008 (c)
Swimwear	2,141	(5,648)	5,842	(963)

(a) Includes the Company’s JLO, Lejaby Rose, Op (men’s swimwear, sportswear and licensing) and Axcelerate Activewear businesses as well as three Speedo retail outlet stores, which businesses were classified as discontinued operations for financial reporting purposes during fiscal 2006.

(b) Includes the Company’s Anne Cole, Catalina, Cole of California and Ocean Pacific (womens and juniors) businesses as well as Company’s Lejaby business, which businesses were classified as discontinued operations for financial reporting purposes during the third quarter of fiscal 2007.

(c) Includes the Company’s remaining designer Swimwear businesses (excluding the Calvin Klein swim business) which businesses the Company intends to classify as discontinued operations for financial reporting purposes in fiscal 2008.

Schedule 9

THE WARNACO GROUP, INC.

SUPPLEMENTAL SCHEDULE – FISCAL 2008 OUTLOOK

(Dollars in thousands)

(Unaudited)

NET REVENUE GUIDANCE

Percentages (Unaudited)
Estimated growth in net revenues in fiscal 2008 over comparable fiscal 2007 levels	7.00%	to	9.00%

EARNINGS PER SHARE GUIDANCE

	U.S. Dollars (Unaudited)
Diluted Income per common share from continuing operations
GAAP basis	$2.18	to	$2.25
Restructuring charges (a)	0.32	to	0.35
As adjusted (Non-GAAP basis) (b)	$2.50	to	$2.60
(a)

Reflects between $14,000 to $16,000 of restructuring charges (net of an income tax benefit of between $5,000 and $6,000) for fiscal 2008 primarily related to the assignment of the Calvin Klein Collection license to Philips - Van Heusen Corporation.

(b)

The Company believes it is useful for users of the Company’s financial statements to be made aware of the “adjusted” net revenue growth and per share amounts related to the Company’s income from continuing operations as such measures are used by management to evaluate the operating performance of the Company’s continuing businesses on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its projected results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 10

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Dollars in thousands, excluding per share amounts)

(Unaudited)

	As Reported First Quarter of Fiscal 2007	Discontinued Operations (b)	Restructuring Charges and Pension (c)	Taxation (d)	As Adjusted First Quarter of Fiscal 2007 (e)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$485,864	$(16,605)	$—	$—	$469,259
Cost of goods sold	283,141	(11,274)	(600)		271,267
Gross profit	202,723	(5,331)	600	—	197,992
Selling, general and administrative expenses	144,870	(2,030)	(242)		142,598
Amortization of intangible assets	3,434				3,434
Pension income	(183)		183		—
Operating income	54,602	(3,301)	659	—	51,960
Other expense	(602)				(602)
Interest expense	9,312				9,312
Interest income	(283)				(283)
Income from continuing operations before provision for income taxes	46,175	(3,301)	659	—	43,533
Provision for income taxes	15,559	—		(4,719)	10,840
Income from continuing operations	30,616	(3,301)	659	4,719	32,693
Income (Loss) from discontinued operations, net of taxes	7,357 (a)	3,301			10,658
Net income	$37,973	$—	$659	$4,719	$43,351
Basic income per common share:
Income from continuing operations	$0.68	$(0.07)	$0.01	$0.10	$0.73
Loss from discontinued operations	0.16	0.07	—	—	0.23
Net income	$0.84	$—	$0.01	$0.10	$0.96
Diluted income per common share:
Income from continuing operations	$0.66	$(0.07)	$0.01	$0.10	$0.71
Loss from discontinued operations	0.16	0.07	—	—	0.23
Net income	$0.82	$—	$0.01	$0.10	$0.94
Weighted average number of shares outstanding used in computing income per common share:
Basic	44,977,257	44,977,257	44,977,257	44,977,257	44,977,257
Diluted	46,270,365	46,270,365	46,270,365	46,270,365	46,270,365
(a)

Includes, among other previously reported items, operations related to certain designer swimwear brands including Anne Cole, Catalina, Cole of California and Ocean Pacific, as well as the Company’s Lejaby businesses, which have been classified as discontinued operations as of December 29, 2007.

(b)

Reflects adjustments to classify the Company’s remaining designer swimwear brands (excluding Calvin Klein) as discontinued operations. These remaining designer swimwear brands (excluding Calvin Klein) are expected to be classified as discontinued operations in fiscal 2008. The adjustments seek to present the Company’s consolidated condensed statements of operations on a continuing basis assuming all the Company's designer swimwear businesses (excluding Calvin Klein) were classified as discontinued operations as of December 29, 2007. See note (e) below.

(c)

Includes restructuring charges for the first quarter of fiscal 2007 primarily related to the closure of the Company’s manufacturing facilities in Canada. This adjustment seeks to present the Company’s consolidated condensed statement of operation on a continuing basis without the effects of restructuring charges or pension income. See note (e) below.

(d)

Adjustment to reflect the Company’s consolidated condensed statement of operations at a normalized tax rate of 24.9%. The Company’s normalized tax rate of 24.9% excludes the effects of operations expected to be discontinued in fiscal 2008, restructuring charges, pension income and certain tax related items (including the effect of the Company’s release of valuation allowances and the effect of uncertain tax positions taken by the Company associated with the application of FIN 48). See note (e) below.

(e)

The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 11

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Dollars in thousands, excluding per share amounts)

(Unaudited)

	As Reported First Quarter of Fiscal 2006	Discontinued Operations (b)	Restructuring Charges and Pension (c)	Taxation (d)	As Adjusted First Quarter of Fiscal 2006 (e)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$394,135	$(17,392)	$—	$—	$376,743
Cost of goods sold	244,758	(11,987)	—		232,771
Gross profit	149,377	(5,405)	—	—	143,972
Selling, general and administrative expenses	120,444	(2,284)	—		118,160
Amortization of intangible assets	3,217	—			3,217
Pension income	(83)		83		—
Operating income	25,799	(3,121)	(83)	—	22,595
Other expense	1,900				1,900
Interest expense	8,451				8,451
Interest income	(475)				(475)
Income from continuing operations before provision for income taxes	15,923	(3,121)	(83)	—	12,719
Provision for income taxes	5,769	—		(2,811)	2,958
Income from continuing operations	10,154	(3,121)	(83)	2,811	9,761
Income (Loss) from discontinued operations, net of taxes	3,731 (a)	3,121			6,852
Net income	$13,885	$—	$(83)	$2,811	$16,613
Basic income per common share:
Income from continuing operations	$0.22	$(0.07)	$—	$0.06	$0.21
Loss from discontinued operations	0.08	0.07	—	—	0.15
Net income	$0.30	$—	$—	$0.06	$0.36
Diluted income per common share:
Income from continuing operations	$0.22	$(0.07)	$—	$0.06	$0.21
Loss from discontinued operations	0.08	0.07	—	—	0.15
Net income	$0.30	$—	$—	$0.06	$0.36
Weighted average number of shares outstanding used in computing income per common share:
Basic	46,147,169	46,147,169	46,147,169	46,147,169	46,147,169
Diluted	46,734,984	46,734,984	46,734,984	46,734,984	46,734,984
(a)

Includes, among other previously reported items, operations related to certain designer swimwear brands including Anne Cole, Catalina, Cole of California and Ocean Pacific, as well as the Company's Lejaby businesses, which have been classified as discontinued operations as of December 29, 2007.

(b)

Reflects adjustments to classify the Company's remaining designer swimwear brands (excluding Calvin Klein) as discontinued operations. These remaining designer swimwear brands (excluding Calvin Klein) are expected to be classified as discontinued operations in fiscal 2008. The adjustments seek to present the Company's consolidated condensed statements of operations on a continuing basis assuming all the Company's designer swimwear businesses (excluding Calvin Klein) were classified as discontinued operations as of December 29, 2007. See note (e) below.

(c)	This adjustment seeks to present the Company's consolidated condensed statement of operation on a continuing basis without the effects of restructuring charges or pension income. See note (e) below.
(d)	Adjustment to reflect the Company's consolidated condensed statement of operations on a continuing basis at the reported tax rate of 23.3% for fiscal 2006. See note (e) below.
(e)

The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company's continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company's operating results.

Schedule 12

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Dollars in thousands, excluding per share amounts)

(Unaudited)

	As Reported Second Quarter of Fiscal 2007		Discontinued Operations (b)	Restructuring Charges and Pension (c)	Taxation (d)	As Adjusted Second Quarter of Fiscal 2007 (e)
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$426,013		$(13,500)	$—	$—	$412,513
Cost of goods sold	255,190		(14,772)	(2,400)		238,018
Gross profit	170,823		1,272	2,400	—	174,495
Selling, general and administrative expenses	141,972		(2,083)	35		139,924
Amortization of intangible assets	3,617					3,617
Pension income	(510)			510		—
Operating income	25,744		3,355	1,855	—	30,954
Other expense	(6,280)					(6,280)
Interest expense	9,494					9,494
Interest income	(753)					(753)
Income from continuing operations before provision for income taxes	23,283		3,355	1,855	—	28,493
Provision for income taxes	4,407		—		2,688	7,095
Income from continuing operations	18,876		3,355	1,855	(2,688)	21,398
Income (Loss) from discontinued operations, net of taxes	(5,100	) (a)	(3,355)			(8,455)
Net income	$13,776		$—	$1,855	$(2,688)	$12,943
Basic income per common share:
Income from continuing operations	$0.42		$0.07	$0.04	$(0.06)	$0.47
Loss from discontinued operations	(0.11)		(0.07)	—	—	(0.18)
Net income	$0.31		$—	$0.04	$(0.06)	$0.29
Diluted income per common share:
Income from continuing operations	$0.41		$0.07	$0.04	$(0.06)	$0.46
Loss from discontinued operations	(0.11)		(0.07)	—	—	(0.18)
Net income	$0.30		$—	$0.04	$(0.06)	$0.28
Weighted average number of shares outstanding used in computing income per common share:
Basic	45,146,246		45,146,246	45,146,246	45,146,246	45,146,246
Diluted	46,534,530		46,534,530	46,534,530	46,534,530	46,534,530
(a)

Includes, among other previously reported items, operations related to certain designer swimwear brands including Anne Cole, Catalina, Cole of California and Ocean Pacific, as well as the Company’s Lejaby businesses, which have been classified as discontinued operations as of December 29, 2007.

(b)

Reflects adjustments to classify the Company’s remaining designer swimwear brands (excluding Calvin Klein) as discontinued operations. These remaining designer swimwear brands (excluding Calvin Klein) are expected to be classified as discontinued operations in fiscal 2008.

The adjustments seek to present the Company’s consolidated condensed statements of operations on a continuing basis assuming all the Company’s designer swimwear businesses (excluding Calvin Klein) were classified as discontinued operations as of December 29, 2007.

Amounts include restructuring charges of $382. See notes (c) and (e) below.

(c)

Includes restructuring charges for the second quarter of fiscal 2007 primarily related to the rationalization of the Company’s swimwear workforce in California. This adjustment seeks to present the Company’s consolidated condensed statement of operation on a continuing basis without the effects of restructuring charges or pension income. See note (e) below.

(d)

Adjustment to reflect the Company’s consolidated condensed statement of operations at a normalized tax rate of 24.9%. The Company’s normalized tax rate of 24.9% excludes the effects of operations expected to be discontinued in fiscal 2008, restructuring charges, pension income and certain tax related items (including the effect of the Company’s release of valuation allowances and the effect of uncertain tax positions taken by the Company associated with the application of FIN 48). See note (e) below.

(e)

The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 13

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Dollars in thousands, excluding per share amounts)

(Unaudited)

	As Reported Second Quarter of Fiscal 2006			Discontinued Operations (b)	Restructuring Charges and Pension (c)	Taxation (d)	As Adjusted Second Quarter of Fiscal 2006 (e)
	(Unaudited)			(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$393,882			$(13,764)	$—	$—	$380,118
Cost of goods sold	249,249			(13,366)	—		235,883
Gross profit	144,633			(398)	—	—	144,235
Selling, general and administrative expenses	125,111			(2,590)	—		122,521
Amortization of intangible assets	3,826						3,826
Pension income	(83)				83		—
Operating income	15,779			2,192	(83)	—	17,888
Other expense	(632)						(632)
Interest expense	10,676						10,676
Interest income	(712)						(712)
Income from continuing operations before provision for income taxes	6,447			2,192	(83)	—	8,556
Provision for income taxes	2,587			—		(597)	1,990
Income from continuing operations	3,860			2,192	(83)	597	6,566
Income (Loss) from discontinued operations, net of taxes	(442)	(a	)	(2,192)			(2,634)
Net income	$3,418			$—	$(83)	$597	$3,932
Basic income per common share:
Income from continuing operations	$0.08			$0.05	$—	$0.01	$0.14
Loss from discontinued operations	(0.01)			(0.05)	—	—	(0.05)
Net income	$0.07			$—	$—	$0.01	$0.09
Diluted income per common share:
Income from continuing operations	$0.08			$0.05	$—	$0.01	$0.14
Loss from discontinued operations	(0.01)			(0.05)	—	—	(0.06)
Net income	$0.07			$—	$—	$0.01	$0.08
Weighted average number of shares outstanding used in computing income per common share:
Basic	46,082,333			46,082,333	46,082,333	46,082,333	46,082,333
Diluted	46,935,529			46,935,529	46,935,529	46,935,529	46,935,529

(a)

Includes, among other previously reported items, operations related to certain designer swimwear brands including Anne Cole, Catalina, Cole of California and Ocean Pacific, as well as the Company’s Lejaby businesses, which have been classified as discontinued operations as of December 29, 2007.

(b)

Reflects adjustments to classify the Company’s remaining designer swimwear brands (excluding Calvin Klein) as discontinued operations. These remaining designer swimwear brands (excluding Calvin Klein) are expected to be classified as discontinued operations in fiscal 2008. The adjustments seek to present the Company’s consolidated condensed statements of operations on a continuing basis assuming all the Company’s designer swimwear businesses (excluding Calvin Klein) were classified as discontinued operations as of December 29, 2007. See note (e) below.

(c)	This adjustment seeks to present the Company’s consolidated condensed statement of operation on a continuing basis without the effects of restructuring charges or pension income. See note (e) below.
(d)	Adjustment to reflect the Company’s consolidated condensed statement of operations on a continuing basis at the reported tax rate of 23.3% for fiscal 2006. See note (e) below.
(e)

The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 14

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Dollars in thousands, excluding per share amounts)

(Unaudited)

	As Reported Third Quarter of Fiscal 2007		Discontinued Operations (b)	Restructuring Charges and Pension (c)	Taxation (d)	As Adjusted Third Quarter of Fiscal 2007 (e)
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$475,288		$(2,141)	$—	$—	$473,147
Cost of goods sold	283,423		(5,608)	(7,233)		270,582
Gross profit	191,865		3,467	7,233	—	202,565
Selling, general and administrative expenses	158,685		(2,181)	(7,478)		149,026
Amortization of intangible assets	2,996					2,996
Pension income	(345)			345		—
Operating income	30,529		5,648	14,366	—	50,543
Other expense	419					419
Interest expense	9,177					9,177
Interest income	(1,257)					(1,257)
Income from continuing operations before provision for income taxes	22,190		5,648	14,366	—	42,204
Provision for income taxes	11,001		—		(492)	10,509
Income from continuing operations	11,189		5,648	14,366	492	31,695
Income (Loss) from discontinued operations, net of taxes	(6,773	)(a)	(5,648)			(12,421)
Net income	$4,416		$—	$14,366	$492	$19,274
Basic income per common share:
Income from continuing operations	$0.25		$0.13	$0.32	$0.01	$0.71
Loss from discontinued operations	(0.15)		(0.13)	—	—	(0.28)
Net income	$0.10		$—	$0.32	$0.01	$0.43
Diluted income per common share:
Income from continuing operations	$0.24		$0.12	$0.31	$0.01	$0.68
Loss from discontinued operations	(0.14)		(0.12)	—	—	(0.26)
Net income	$0.10		$—	$0.31	$0.01	$0.42
Weighted average number of shares outstanding used in computing income per common share:
Basic	44,762,763		44,762,763	44,762,763	44,762,763	44,762,763
Diluted	46,347,574		46,347,574	46,347,574	46,347,574	46,347,574
(a)

Includes, among other previously reported items, operations related to certain designer swimwear brands including Anne Cole, Catalina, Cole of California and Ocean Pacific, as well as the Company’s Lejaby businesses, which have been classified as discontinued operations as of December 29, 2007.

(b)

Reflects adjustments to classify the Company’s remaining designer swimwear brands (excluding Calvin Klein) as discontinued operations. These remaining designer swimwear brands (excluding Calvin Klein) are expected to be classified as discontinued operations in fiscal 2008. The adjustments seek to present the Company’s consolidated condensed statements of operations on a continuing basis assuming all the Company’s designer swimwear businesses (excluding Calvin Klein) were classified as discontinued operations as of December 29, 2007. Amounts include restructuring charges of $2,927. See note (c) and (e) below.

(c)

Includes restructuring charges for the third quarter of fiscal 2007 primarily related to the disposition of the Company’s manufacturing facilities in Mexico and the rationalization of the Company’s swimwear workforce in California.
This adjustment seeks to present the Company’s consolidated condensed statement of operation on a continuing basis without the effects of restructuring charges or pension income. See note (e) below.

(d)

Adjustment to reflect the Company’s consolidated condensed statement of operations at a normalized tax rate of 24.9%. The Company’s normalized tax rate of 24.9% excludes the effects of operations expected to be discontinued in fiscal 2008, restructuring charges, pension income and certain tax related items (including the effect of the Company’s release of valuation allowances and the effect of uncertain tax positions taken by the Company associated with the application of FIN 48). See note (e) below.

(e)

The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 15

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Dollars in thousands, excluding per share amounts)

(Unaudited)

	As Reported Third Quarter of Fiscal 2006		Discontinued Operations (b)	Restructuring Charges and Pension (c)	Taxation (d)	As Adjusted Third Quarter of Fiscal 2006 (e)
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$419,637		$(2,539)	$—	$—	$417,098
Cost of goods sold	250,131		(3,105)	—		247,026
Gross profit	169,506		566	—	—	170,072
Selling, general and administrative expenses	129,550		(1,707)	(100)		127,743
Amortization of intangible assets	2,695					2,695
Pension income	(83)			83		—
Operating income	37,344		2,273	17	—	39,634
Other expense	(4,387)					(4,387)
Interest expense	9,451					9,451
Interest income	(797)					(797)
Income from continuing operations before provision for income taxes	33,077		2,273	17	—	35,367
Provision for income taxes	7,288		—		938	8,226
Income from continuing operations	25,789		2,273	17	(938)	27,141
Income (Loss) from discontinued operations, net of taxes	(11,227	) (a)	(2,273)			(13,500)
Net income	$14,562		$—	$17	$(938)	$13,641
Basic income per common share:
Income from continuing operations	$0.57		$0.05	$—	$(0.02)	$0.59
Loss from discontinued operations	(0.25)		(0.05)	—	—	(0.29)
Net income	$0.32		$—	$—	$(0.02)	$0.30
Diluted income per common share:
Income from continuing operations	$0.56		$0.05	$—	$(0.02)	$0.58
Loss from discontinued operations	(0.25)		(0.05)	—	—	(0.29)
Net income	$0.31		$—	$—	$(0.02)	$0.29
Weighted average number of shares outstanding used in computing income per common share:
Basic	45,623,044		45,623,044	45,623,044	45,623,044	45,623,044
Diluted	46,465,593		46,465,593	46,465,593	46,465,593	46,465,593
(a)

Includes, among other previously reported items, operations related to certain designer swimwear brands including Anne Cole, Catalina, Cole of California and Ocean Pacific, as well as the Company’s Lejaby businesses, which have been classified as discontinued operations as of December 29, 2007.

(b)

Reflects adjustments to classify the Company’s remaining designer swimwear brands (excluding Calvin Klein) as discontinued operations. These remaining designer swimwear brands (excluding Calvin Klein) are expected to be classified as discontinued operations in fiscal 2008. The adjustments seek to present the Company’s consolidated condensed statements of operations on a continuing basis assuming all the Company’s designer swimwear businesses (excluding Calvin Klein) were classified as discontinued operations as of December 29, 2007. See note (e) below.

(c)

Includes restructuring charges for the fourth quarter of fiscal 2007 primarily related to a closed facility in Thomasville, Georgia. This adjustment seeks to present the Company’s consolidated condensed statement of operation on a continuing basis without the effects of restructuring charges or pension income. See note (e) below.

(d)	Adjustment to reflect the Company’s consolidated condensed statement of operations on a continuing basis at the reported tax rate of 23.3% for fiscal 2006. See note (e) below.
(e)

The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.